Exhibit 3.1

Business Entity - Filing Acknowledgement 08/06/2026 Work Order Item Number: W2026080601369 - 5390944 Filing Number: 20265953894 Filing Type: Certificate Pursuant to NRS 78.209 Filing Date/Time: 08/06/2026 13:53:17 PM Filing Page(s): 2 Indexed Entity Information: Entity ID: E0275732017-1 Entity Name: SENMIAO TECHNOLOGY LIMITED Entity Status: Active Expiration Date: None Commercial Registered Agent CORPORATION SERVICE COMPANY* 112 NORTH CURRY STREET, Carson City, NV 89703, USA FRANCISCO V. AGUILAR Secretary of State STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Certificate of Change Pursuant to NRS 78.209 TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT INSTRUCTIONS: 1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID). 2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change. 3. Indicate the number of authorized shares and par value, if any of each class or series after the change. 4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series. 5. Indicate provisions, if any, regarding fractional shares that are affected by the change. 6. NRS required statement. 7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed. 8. Must be signed by an Officer. Form will be returned if unsigned. 1. Entity Information: Name of entity as on file with the Nevada Secretary of State: SENMIAO TECHNOLOGY LIMITED Entity or Nevada Business Identification Number (NVID): NV20171370083 2. Current Authorized Shares: The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: total number of authorized shares 100,000,000 par value $.0001; 50,000,000 Common Stock and 50,000,000 Preferred Stock 3. Authorized Shares After Change: The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: total number of authorized shares 550,000,000 par value $.0001; 500,000,000 Common Stock and 50,000,000 Preferred Stock 4. Issuance: The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: 5. Provisions: The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: No fractional shares will be issued 6. Provisions: The required approval of the stockholders has been obtained. 7. Effective Date and time: (Optional) Date: Time: (must not be later than 90 days after the certificate is filed) 8. Signature: (Required) X Signature of Officer Ronggang Zhang Title Officer Date 08/06/2026 FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 1 of 2 Revised: 1/1/2019 Filed in the Office of Secretary of State State Of Nevada Business Number E0275732017-1 Filing Number 20265953894 Filed On 08/06/2026 13:53:17 PM Number of Pages 2

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form. Page 2 of 2 Revised: 1/1/2019